Exhibit 10.2

Certain identified information has been excluded from the exhibit because such information both (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Dated 22 March 2023

SINGAPORE TOURISM BOARD

and

MARINA BAY SANDS PTE. LTD.

SUPPLEMENTAL AGREEMENT

(to the Development Agreement dated 3 April 2019)

TABLE OF CONTENTS

1.	Interpretation	1

2.	SA(DA2) Operative Date	2

3.	Amendments to the Principal Agreement	3

4.	Security Deposit	7

5.	External Auditors	8

6.	Development Investment	9

6A.	Accepted Proposal	9

7.	Permitted Use	10

8.	Construction	11

9.	Connection(s) (Including Associated Circulation Spaces) in Parcels AR1, AR2 and AR3	12

9A.	Option to Purchase Additional Gaming Area	13

10.	Gaming in Hotel Tower in IR1 and in IR2	13

11.	Entitlement to Compensation	16

11A	Assignment of Lease and Sub-Letting, and Other Dealings	19

12.	Determination of Lease	19

13.	Further Extension of Time	20

14.	Differential Premium	20

15.	Notices	20

16.	Car Park	22

16A.	Changes to Annexure “E” with effect from SA(DA2) Operative Date	23

16B.	Clause 16.4.2(iii) of the Principal Agreement	24

16C.	Clause 16.5.3(ii) and Clause 16.5.3(iii) of the Principal Agreement	24

17.	Costs Expenses and Stamp Fees	24

18.	Notices	25

19.	Contracts (Rights of Third Parties) Act 2001	26

20.	Counterparts	26

21.	Governing Law and Jurisdiction	26

Schedule		27

This Supplemental Agreement is made on 22 March 2023 between:

(1)

SINGAPORE TOURISM BOARD, a body corporate established under the Singapore Tourism Board Act 1963 and having its principal office at No. 1 Orchard Spring Lane, Tourism Court, Singapore 247729 (the “Lessor”); and

(2)	MARINA BAY SANDS PTE. LTD., a company incorporated in the Republic of Singapore and having its registered office at 10 Collyer Quay, #10-01, Ocean Financial Centre, Singapore 049315 (the “Lessee”).

Whereas:

1.

By a Development Agreement dated 3 April 2019 as amended, supplemented and varied by the letter agreement referred to in recital 2 below (collectively, the “Principal Agreement”) made between the Lessor and the Lessee, the Lessor has agreed to grant, and the Lessee has agreed to take, a lease of the Land (as defined in the Principal Agreement) for a term commencing from the Effective Date (as defined in the Principal Agreement) and ending on 21 August 2066, upon the terms and conditions contained in the Principal Agreement and the Lease (as defined in the Principal Agreement).

2.

Pursuant to the letter dated 29 March 2022 issued by the Lessee to the Lessor and counter-signed by the Lessor on 30 March 2022, the Lessor agreed to the Lessee’s request to defer the Construction Commencement Date (as defined in that letter agreement) to 8 April 2023.

3.

The Lessor and the Lessee are desirous of entering into this Supplemental Agreement for the purpose of making certain amendments and variations to, and supplementing, the Principal Agreement and the Lease, including a further deferment of the Construction Commencement Date, as more particularly provided in this Supplemental Agreement.

It is agreed as follows:

1.	Interpretation

1.1	Definitions: In this Supplemental Agreement, unless there is something in the subject or context inconsistent therewith:

“Failure Notification” has the meaning ascribed to it in Clause 18.2.4.

“Land Betterment Charge” shall have the meaning as defined in the Land Betterment Charge Act 2021.

“Parties” means the Lessor and the Lessee, and “Party” means either of them.

“Principal Agreement” has the meaning ascribed to it in recital (1).

“SA(DA2) Operative Date” has the meaning ascribed to it in Clause 2.1.

1.2

Defined Terms: All terms and references used in the Principal Agreement and which are defined or construed in the Principal Agreement but are not defined or construed in this Supplemental Agreement shall have the same meaning and construction in this Supplemental

Agreement.

1.3	References: In this Supplemental Agreement, including the recitals, unless the context otherwise requires:

1.3.1	a reference to a recital, Clause, Schedule or Appendix is to a recital, Clause, Schedule or Appendix of or to this Supplemental Agreement; and

1.3.2	any reference to any agreement or document is to that agreement or document (and where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time.

1.4

Headings: In this Supplemental Agreement, headings are for convenience of reference only and do not affect interpretation and where an expression is defined in this Supplemental Agreement or the Principal Agreement, another part of speech or grammatical form of that expression has a corresponding meaning.

1.5	Schedule and Appendices: The Schedule and the Appendices attached to this Supplemental Agreement shall be taken, read and construed as parts of the Principal Agreement.

2.	SA(DA2) Operative Date

2.1

Applicable Date: The Parties hereby agree that the amendments, variations and supplements to the Principal Agreement as more particularly provided in this Supplemental Agreement shall take effect on the date of this Supplemental Agreement (the “SA(DA2) Operative Date”), unless otherwise stated.

2.2

Third Amendment to Banker’s Guarantee: The Lessee shall, concurrently upon the Lessee’s execution of this Supplemental Agreement, provide to the Lessor the third amendment to banker’s guarantee in the form of Appendix 1 (Form of Amendment to Banker’s Guarantee), duly executed by each of DBS Bank Ltd, Oversea-Chinese Banking Corporation Limited and United Overseas Bank Limited.

2.3

Construction of Principal Agreement and Supplemental Agreement: The Principal Agreement and this Supplemental Agreement shall be read and construed as one document and this Supplemental Agreement shall be considered to be part of the Principal Agreement and, without prejudice to the generality of the foregoing, where the context so allows:

2.3.1

references in the Principal Agreement to “this Agreement”, howsoever expressed, shall be read and construed as references to the Principal Agreement as amended, varied and/or supplemented by this Supplemental Agreement; and

2.3.2

references in the Lease to the “Development Agreement”, howsoever expressed, shall be read and construed as references to the Principal Agreement as amended, varied and/or supplemented by this Supplemental Agreement.

2.4

Terms of Principal Agreement: Subject to the amendments, variations and supplements to the Principal Agreement as provided in this Supplemental Agreement, all of the terms and conditions of the Principal Agreement are hereby confirmed and shall remain in full force and effect.

3.	Amendments to the Principal Agreement

3.1	The Parties hereby agree to the following taking effect from (and including) the SA(DA2) Operative Date:

3.1.1	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Ancillary Area” has the meaning ascribed to it in the Casino Control (Casino Layout) Regulations 2009;”

3.1.2	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Casino Premises” has the meaning ascribed to it in the Casino Control (Casino Layout) Regulations 2009;”

3.1.3	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Deficiency Charge” means the deficiency charge prescribed under the Code of Practice (Vehicle Parking Provision in Development Proposals) 2019 Edition;”

3.1.4	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Failure Notification” shall have the meaning ascribed to it in Clause 33.2(iv);”

3.1.5	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““IR1 Tower Casino Area” has the meaning ascribed to it in Clause 16.4.1;”

3.1.6	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““IR2 Gaming Area” has the meaning ascribed to it in Clause 16.4.1;”

3.1.7	the deletion of the definition “Key Attractions” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following definition:

““Key Attractions” means all of the following attractions, facilities or buildings proposed by the Lessee in the Accepted Proposal to be developed and established on the Land during the Lease Term:

(i)

MICE facilities with a Net Floor Area of at least 10,200 square metres, comprising meeting rooms as well as flexible ballrooms and meeting venues that feature industry-leading design and state-of-the-art technology and subject to constraints due to site conditions, the Lessee shall use best endeavours to maximise daylight and views of Gardens by the Bay for the MICE facilities;

(ii)

a unique rooftop attraction atop the hotel tower over one or more levels with a total developed area of at least 5,500 square metres, comprising both enclosed and unenclosed areas (referred to as the “SkyLoop” in the Accepted Proposal), which would include:

(a)	a swimming pool and supporting luxury amenities;

(b)

a rooftop public attraction comprising both shaded and open areas, and excluding Outdoor Refreshment Areas, which shall offer unique vantage views and should be used for programme activities such as yoga, art, meditation, spin and other wellness inspired events and social activities (referred to as the “Wellness Terrace” in the Accepted Proposal);

(c)

a viewing corridor with a minimum width of 4 metres (or such other dimension as may be agreed between the parties to this Agreement) spanning a substantial portion of the east facing frontage of the hotel tower (or such other orientation as may be agreed between the parties to this Agreement) offering unique vantage views (referred to as the “SkyLoop Connector” in the Accepted Proposal); and

(d)

differentiated food and beverage and nightlife experiences on the uppermost floor of the hotel tower and the lower level of the SkyLoop, including a lifestyle food and beverage concept on the north end of the lower level of the SkyLoop offering visitors unique views of the city (such lower level of the SkyLoop is referred to as the “Sky Terrace” in the Accepted Proposal) as well as any Outdoor Refreshment Areas situated within the unique rooftop attraction;

(iii)	a state-of-the-art live entertainment arena with the following characteristics:

(a)

seating capacity of at least 15,000 persons and GFA of at least 53,000 square metres, of which approximately 5,000 square metres thereof shall be used as multi-purpose spaces (e.g. VIP boxes and floor suites, club lounges and event spaces, arena lobby and breakout spaces, etc.) to support MICE use;

(b)

designed and built for live entertainment and concerts, with the flexibility to be configured to accommodate a wide range of other event formats (including MICE events), and features that are comparable to the world’s top entertainment venues, such as premium food and beverage offerings and hospitality offerings; and

(c)

operated in collaboration with concert promoters from around the world to arrange market-leading programming for the arena, including top-tier international and regional acts that might not have otherwise come to Singapore, and the expression “Key Attractions” shall include the Key Attractions as improved/updated/modernised/refurbished/changed/revised from time to time pursuant to the provisions of Clause 10 or Clause 17.3 or Clause 17.4 (as the case may be);”

3.1.8	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Land Betterment Charge” shall have the meaning as defined in the Land Betterment Charge Act 2021;”

3.1.9	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Maximum Gaming Area” means the maximum aggregate area permitted for use by the Lessee as Gaming Area within the Casino Premises under the Legislation and in accordance with the terms of this Agreement;”

3.1.10	the deletion of the definition “New Casino Area” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following definition:

““New Casino Areas” has the meaning ascribed to it in Clause 16.4.1;”

3.1.11	the deletion of the definition “Proposed GFA” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following definition:

““Proposed GFA” means the GFA for the whole of the IR2 proposed by the Lessee in the Accepted Proposal and to be complied with, in the development, and which shall not be less than 237,560 square metres, before taking into account any construction variance which is in line with industry practice from time to time prevailing;”

3.1.12	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““RPPS” means the range-based parking provision standards set out in the Code of Practice (Vehicle Parking Provision in Development Proposals) 2019 Edition;”

3.1.13	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““TIA” has the meaning ascribed to it in Clause 10A.1(i);”

3.1.14	the deletion of the definition “Supporting Areas” in clause 1.1 of the Principal Agreement;

3.1.15	the deletion of the word “and” from the end of clause 1.2(ix) of the Principal Agreement;

3.1.16	the replacement of the full stop at the end of clause 1.2(x) of the Principal Agreement with “; and”;

3.1.17	the insertion of the following new clause 1.2(xi) of the Principal Agreement:

“a reference to a governmental or statutory authority or body existing as at the date of this Agreement shall, where applicable, include the equivalent authority or body (by whatever name called from time to time) of such existing governmental or statutory authority or body.”;

3.1.18

Annexure “B” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “B” attached to this Supplemental Agreement as Appendix 2 (Form of Banker’s Guarantee);

3.1.19	Annexure “C” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “C” attached to this Supplemental Agreement as Appendix 3 (Form of Lease); and

3.1.20	Annexure “D” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “D” attached to this Supplemental Agreement as Appendix 4 (Accepted Proposal).

3.2	The Parties hereby agree to the following taking effect from (and including) 1 March 2022:

3.2.1	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““3-month compounded SORA” means the 3-month compounded Singapore Overnight Rate Average (commonly called SORA) published by the Monetary Authority of Singapore (or a successor administrator), as the administrator of the benchmark, at its website currently at http://www.mas.gov.sg (under Statistics Room – Financial

Databases), or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors), or if such rate is not available, then, the prevailing rate as may be prescribed in the Legislation, or if such prevailing rate is not available, then such rate as may be agreed between the parties;”;

3.2.2	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Relevant Base Differential Amount” has the meaning ascribed to it in Clause 16.5.3(iii);”;

3.2.3	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Relevant Base Repayment Amount” has the meaning ascribed to it in paragraph 4(i) of Annexure “F”;”;

3.2.4	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Reporting Period” means the reporting period referred to in the Casino Control (Casino Tax) Regulations 2010;”;

3.2.5	the deletion of the definition “SOR” in clause 1.1 of the Principal Agreement in its entirety;

3.2.6	the insertion of the following new definition in clause 1.1 of the Principal Agreement:

““Tax Differential Repayment Amount” has the meaning ascribed to it in paragraph 4(ii) of Annexure “F”;” and

3.2.7	Annexure “F” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “F” attached to this Supplemental Agreement as Appendix 5 (Casino Tax Rates).

4.	Security Deposit

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clauses 5.2 and 5.4 of the Principal Agreement shall be deleted in their entirety and substituted with the following new clauses 5.2 and 5.4:

“5.2    If the Security Deposit is provided by way of the Banker’s Guarantee, then the Banker’s Guarantee (or such consecutive renewals and/or replacements thereof) shall be valid for an aggregate period of either:

(i)	at least nine (9) years and six (6) months after the Effective Date, including the period from the date of this Agreement to the Effective Date (the “Banker’s Guarantee Period”); or

(ii)	up to at least six (6) months from such earlier date (“Earlier Date”) as proposed in writing by the Lessee and accepted in writing by the Lessor for Completion.

For purposes of this Clause 5.2(ii), in the event that the Lessee shall be unable to Complete the IR2 by such Earlier Date, then the Lessee shall at least six (6) months before the expiry of the Earlier Date, apply to the Lessor in writing for an extension of time for Completion. Immediately upon the Lessor’s acceptance of the Lessee’s request for the extension of time, the Lessee shall renew the Banker’s Guarantee for such extended period and a further period of six (6) months. If the Lessee shall fail to renew the Banker’s Guarantee on the expiry of the Earlier Date, then the Lessor shall be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee and hold such monies until the Completion of the IR2.

The Lessee shall be entitled to provide a Banker’s Guarantee that is valid for a period less than the Banker’s Guarantee Period provided that no less than six (6) months prior to the expiry of such Banker’s Guarantee, the Lessee shall provide a further or further Banker’s Guarantee(s) for the remainder of the Banker’s Guarantee Period. All expenses incurred by the Lessee in obtaining, maintaining and extending the Banker’s Guarantee shall be borne by the Lessee.”

“5.4	If the Lessee shall fail to:

(i)	make all the payments and deliver all the items required to be paid and delivered under Clause 4.2 on or before twelve (12) noon on 10 April 2019; or

(ii)	Commence Construction within five (5) years from the Effective Date; or

(iii)	pay or incur one hundred per cent (100%) of the Development Investment within nine (9) years from the Effective Date; or

(iv)	Complete construction of one hundred per cent (100%) of the Proposed GFA within nine (9) years from the Effective Date,

or such extended period as may be reasonably allowed in writing by the Lessor, the Lessor shall thereupon be entitled to forfeit the Security Deposit, if paid in cash or to demand the payment of the Security Deposit secured by the Banker’s Guarantee and thereafter the Lessor shall be free of any obligation to return the same. The exercise by the Lessor of its rights under this Clause 5.4 shall be the sole remedy available to the Lessor for failure by the Lessee to Commence Construction within five (5) years from the Effective Date, pay or incur one hundred per cent (100%) of the Development Investment within nine (9) years from the Effective Date, or Complete construction of one hundred per cent (100%) of the Proposed GFA within nine (9) years from the Effective Date, but shall be without prejudice to the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under any other provision of this Agreement (including under Clauses 12.1, 12.2 and 27). In the event the Lessor forfeits the whole or any part of the Security Deposit pursuant to this provision, there shall be no obligation on the Lessee to furnish a further amount by way of security deposit to top up the amount so forfeited.”

5.	External Auditors

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 6.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 6.1:

“6.1 The Lessor shall, at the cost of the Lessee, appoint the External Auditors to undertake: (i) the auditing and certification of the Completion of the Proposed GFA; and (ii) the auditing and certification of the expenditure by the Lessee towards the Development Investment, such auditing to be conducted upon Completion of the Proposed GFA or nine (9) years from the Effective Date, whichever is earlier.”

6.	Development Investment

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clauses 7.1 and 7.2 of the Principal Agreement shall be deleted in their entirety and substituted with the following new clauses 7.1 and 7.2:

“7.1 Subject to Clause 10.1, the Development Investment shall be of a total sum of not less than Singapore Dollars Three billion and sixty-two million (S$3,062,000,000.00), which amount shall be expended towards the Completion of the IR2, in respect of, inter alia, the following:

(i)	the areas and facilities dedicated to MICE, a total sum of not less than Singapore Dollars Two hundred and twenty million (S$220,000,000.00);

(ii)	the area dedicated to the rooftop attraction, a total sum of not less than Singapore Dollars One hundred and ninety-six million (S$196,000,000.00); and

(iii)

the area dedicated to the arena (such arena as referred to in the Accepted Proposal and sub-paragraph (iii) of the definition of Key Attractions), a total sum of not less than Singapore Dollars Eight hundred and eighty million (S$880,000,000.00).

PROVIDED ALWAYS that any reduction of any of the amounts as set out in this Clause 7.1 shall, save as specifically set out below, require the prior written approval of the Lessor and shall be as a result of amendment, modification or variation to the Accepted Proposal as approved in writing by the Lessor:

(a)

If such reduction is not more than 10%, the Lessee shall reinvest the reduction in the IR1 Key Attractions and/or the Key Attractions, subject only to the approval of the Lessor as to the selection of such IR1 Key Attractions and/or the Key Attractions and the timing of the reinvestment (such approval not to be unreasonably withheld, delayed or conditioned), and the reduction shall in any event be paid or incurred within ten (10) years from the Effective Date. The parties also agree to negotiate in good faith a reasonable reduction in the value of the Banker’s Guarantee to be held for the period of the reinvestment.

(b)

If such reduction is more than 10%, and without prejudice to the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under any other provision of this Agreement (including under Clauses 5.4, 12.1, 12.2 and 27), the Lessee may discuss with the Lessor to consider what step or action the Lessee may take, including any reinvestment of such reduction in IR1 Key Attractions and/or the Key Attractions, and the timing for such reinvestment.

7.2 The Lessee shall pay or incur one hundred per cent (100%) of the Development Investment within nine (9) years from the Effective Date, or such other time as may be allowed by the Lessor pursuant to Provisos 7.1(a) and 7.1(b).”

6A.	Accepted Proposal

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 10.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 10.1, and a new clause 10.7 shall be inserted in the Principal Agreement:

“10.1 Subject to Clause 10.7, the Lessee shall be bound by the Accepted Proposal in all respects and shall not amend, modify, or vary the Accepted Proposal in any respect without the prior written approval of the Lessor and where applicable, the approvals of the Competent Authorities.”

“10.7 Notwithstanding anything to the contrary contained in this Agreement, the Lessor and the Lessee hereby agree that in the event of any conflict between the provisions of the Accepted Proposal and the provisions of this Agreement, the provisions of this Agreement shall prevail.”

7.	Permitted Use

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 11.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 11.1:

“11.1 The Lessee shall not use the Land for any purpose except for the development of the IR2 in accordance with the Accepted Proposal subject to and in compliance with, in all material respects:

(i)	the Permissible GFA;

(ii)	GFA for the Land as follows:

(a)	a GFA not exceeding 132,000 square metres for purely hotel use comprising not more than 1,164 rooms;

(b)	a GFA not exceeding 1,000 square metres for the Lessee’s development and use as the IR2 Gaming Area, and a GFA not exceeding 6,000 square metres for use as the Ancillary Area for IR2;

(c)

a GFA not exceeding 8,000 square metres for retail, and food and beverage use. The Parties further agree that GFA for any food and beverage use and which forms part of the Ancillary Area for IR2 will not be taken into account in the computation of the GFA under this Clause 11.1(ii)(c);

(d)	a GFA of at least 21,700 square metres for MICE use, which includes GFA for support and circulation for MICE;

(e)	a GFA of at least 53,000 square metres for entertainment (arena (performing venue)) use; and

(f)	a GFA not exceeding 24,000 square metres for support and circulation (other than for use as support and circulation for MICE and the Ancillary Area for IR2),

Provided that nothing herein shall be construed to permit the aggregate GFA for the Land to exceed the Permissible GFA;

(iii)

use of Parcel 3 Demised Land for the purposes of underground pedestrian links and other uses as approved by the Lessor and the Competent Authorities, use of Parcel 2 Demised Land and Parcel 6 Demised Land solely for the purposes of underground pedestrian links, and use of Parcel 4 Demised Land and Parcel 5 Demised Land solely for the purposes of elevated pedestrian links;

(iv)	the Planning Parameters;

(v)	the Planning Permission;

(vi)	all the terms and conditions of this Agreement and the Lease; and

(vii)	any Law imposed on the Lessor or the Lessee in respect of the Land and/or the regulation of the activities in the IR2.”

8.	Construction

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clauses 12.2 and 12.7 of the Principal Agreement shall be deleted in their entirety and substituted with the following new clauses 12.2 and 12.7:

“12.2 Without prejudice to or derogation from Clause 5.4, if the Lessee does not Complete the IR2 with one hundred per cent (100%) of the Proposed GFA being built, and procure the issue of TOP by the Competent Authority for the whole of the IR2, in each case within nine (9) years from the Effective Date or such extended period as may be reasonably allowed in writing by the Lessor and in accordance with Clause 12.1, the Lessor shall thereupon be entitled (but not be obliged) to:

(i)

set a new date for the Lessee to Complete the IR2 with one hundred per cent (100%) of the Proposed GFA being built and for the Lessee to procure the issue of TOP by the Competent Authority for the whole of the IR2 (the “Extended Completion Date”), in each case in accordance with Clause 12.1 (and provided that such date shall be reasonable having regard to the then-prevailing circumstances); and

(ii)

if, and only if, the Lessor sets the Extended Completion Date, deem the Lessee’s failure to Complete the IR2 with one hundred per cent (100%) of the Proposed GFA being built and procure the issue of TOP by the Competent Authority for the whole of the IR2 by the Extended Completion Date as an Event of Default.”

“12.7 The Lessor hereby agrees that:

(i)

the Lessee’s failure to Commence Construction within five (5) years from the Effective Date, pay or incur one hundred per cent (100%) of the Development Investment within nine (9) years from the Effective Date, or Complete construction of one hundred per cent (100%) of the Proposed GFA within nine (9) years from the Effective Date shall not be an Event of Default under Clause 27.1 but save as specifically provided in this Clause 12.7(i), nothing herein shall prejudice:

(a)	the exercise by the Lessor of its rights under Clause 5.4; and

(b)

the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under the provisions of this Agreement (including under Clauses 12.1, 12.2 and 27); and

(ii)	the Lessee shall not be deemed to have failed to Complete one hundred per cent (100%) of the Proposed GFA or to have failed to Complete the IR2 by virtue only of:

(a)	a tenant having vacated any premises located in that part of the IR2 comprising the retail areas;

(b)	a tenant not having completed its fitting out; or

(c)	the Lessee not having obtained a tenant for any premises located in that part of the IR2 comprising the retail areas,

provided that the TOP has been obtained for premises located in that part of the IR2 comprising the retail areas within nine (9) years from the Effective Date; and

(iii)

the Lessee is not obliged to open all parts of the IR2 on the same day. The Lessee may open such parts of the IR2 as and when they are ready for opening. Nothing herein shall relieve the Lessee from its obligations under Clause 12.1 and/or Clause 12.2.”

9.	Connection(s) (Including Associated Circulation Spaces) in Parcels AR1, AR2 and AR3

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 13C.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 13C.1:

“13C.1 The Lessee shall at its own cost and expense as provided in Clause 13 construct and complete on and within Parcels AR1, AR2 and AR3 the connection(s) (including the associated circulation spaces) to the Land in accordance with the Planning Parameters within nine (9) years from the Effective Date or such extended period as may be reasonably allowed in writing by the Lessor. Upon completion of the connection(s) (including the associated circulation spaces) to the Land, the Lessee shall at its own cost and expense, operate, maintain and keep in good repair and condition the connection(s) (including the associated circulation spaces).”

9A.	Option to Purchase Additional Gaming Area

9A.1

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 16.2.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 16.2.1:

“16.2.1

The Lessor hereby grants to the Lessee, from the Effective Date, an irrevocable option to purchase up to an additional 2,000 square metres of Gaming Area(s) over and above the 15,000 square metres permitted under the Legislation as at the Effective Date for the purposes of developing, fitting out and operating as Gaming Area (“Additional Gaming Area”), and additional amounts of Ancillary Area as may be approved by the Competent Authority.”

9A.2

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 16.2.3 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 16.2.3:

“16.2.3

The price for the purchase of the Additional Gaming Area and the amount of Ancillary Area as may be approved by the Competent Authority shall be determined by the Competent Authority upon a written request by the Lessee to the Lessor to exercise the Option.”

10.	Gaming in Hotel Tower in IR1 and in IR2

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, the heading of clause 16.4 of the Principal Agreement shall be amended to “New Casino Areas”, and clauses 16.4.1 and 16.4.2 of the Principal Agreement shall be deleted in their entirety and substituted with the following new clauses 16.4.1 and 16.4.2, and new clauses 16.4.3, 16.4.4 and 16.4.5 shall be inserted in the Principal Agreement:

“16.4.1	The Lessor hereby consents to and grants its approval for:

(i)

the change of use of the area comprising the whole of the fifty-third (53rd) and fifty-fourth (54th) floors within MBS Hotel Tower 2 and/or such other area(s) as may be agreed between the Lessor and the Lessee within the existing MBS Hotel in IR1 to be developed and used as part of the Casino (“IR1 Tower Casino Area”); and

(ii)	the use of an area not exceeding 1,000 square metres as Gaming Area in IR2 (“IR2 Gaming Area”) and an area not exceeding 6,000 square metres for use as the Ancillary Area for IR2.

The IR1 Tower Casino Area and the IR2 Gaming Area shall be collectively known as the “New Casino Areas”.

16.4.2

The provisions of this Clause 16 shall be in addition to and shall not affect the other provisions of this Agreement and nothing in Clause 16.4.1 shall be interpreted as restricting or limiting the ability of the Lessor or any other Competent Authority from imposing terms or conditions as may be imposed in accordance with the Law for the development or use of the IR1 Tower Casino Area, the IR2 Gaming Area and/or the Ancillary Area for IR2, or any part thereof, or operation of the New Casino Areas as part of the Gaming Area allocated to the Lessee under the Legislation. Such terms and conditions shall include, but not be limited to, the following:

(i)	the Lessee shall ensure that the regulatory requirements imposed by the Regulator and/or other Competent Authority shall be complied with at all times;

(ii)	the Lessee shall ensure that the Maximum Gaming Area shall not be exceeded at any time;

(iii)	any Land Betterment Charge or additional land premium arising from or in respect of the siting of the Ancillary Area in IR2 shall be borne by the Lessee; and

(iv)

the Lessee shall submit the appropriate documents and applications relating to (inter alia) changes to the boundaries of the Casino Premises, surveillance systems and entry levy system, for the Regulator’s assessment.

In respect of the Casino, the Lessee shall not be required to bear any Land Betterment Charge and additional land premium if:

(a)	the aggregate area permitted for use as Gaming Area within the Casino Premises does not exceed the Maximum Gaming Area; and

(b)	the IR2 Gaming Area does not exceed 1,000 square metres.

16.4.3	Notwithstanding the provisions of Clauses 16.4.1 and 16.4.2, in the event:

(i)	the Lease Term is terminated pursuant to Clause 27 of this Agreement; or

(ii)	the Lessee assigns, demises, sells, transfers or otherwise disposes of, parts with or deals with in any other way:

(a)	all of the Lessee’s estate interest and rights in this Agreement and the Land, or any part thereof; or

(b)	all of the Lessee’s estate interest and rights in the IR1 Leases, the Original Demised Land and the Additional Demised Land, or any part thereof,

in addition to and without affecting the Lessor’s rights under Clause 22.2 (including (but not limited to) the Lessor’s rights to impose terms and conditions to be determined by the Lessor),

the Lessor may impose a condition that (1) the provisions of Clause 16.4.1 shall cease to apply (in whole or in part); (2) the provisions of Clause 16.4.2 shall cease to apply to the whole or such affected part (as the case may be); and (3) upon cessation of the application of Clause 16.4.1(ii), the GFA of the Gaming Area and the Ancillary Area at IR1 shall be reinstated correspondingly to the extent that any such area (or part thereof) had previously, with the approval of the Lessor and the relevant Competent Authorities, been reduced as a result of it being used as Gaming Area and Ancillary Area at IR2.

16.4.4	Notwithstanding anything to the contrary provided in Clause 16.4.3(ii), Clause 16.4.3(ii) shall not apply to:

(i)

an assignment, demise, sale, transfer or other disposal of, parting with or dealing with in any other way, (1) all of the Lessee’s estate interest and rights in this Agreement and the Land, collectively and concurrently with (2) all of the Lessee’s estate interest and rights in the IR1 Leases, the Original Demised Land and the Additional Demised Land; or

(ii)

an assignment, demise, sale, transfer or other disposal of, parting with or dealing with in any other way the Lessee’s estate interest and rights in parts of the Land or IR2 that are not the IR2 Gaming Area (e.g. the arena referred to in the Accepted Proposal and sub-paragraph (iii) of the definition of Key Attractions) subject to such dealing being carried out in accordance with Clauses 14 and 22 with the prior written approval of the Lessor and where applicable, the approvals of the Competent Authorities.

16.4.5	The Parties acknowledge and agree that the Lessee’s rights granted under this Clause 16.4:

(i)	shall be independent of, and shall not derogate from and shall not affect, the rights of the Lessee to any Additional Gaming Area pursuant to Clause 16.2; and/or

(ii)	shall not affect the rights of the Lessor under Clause 16.2, in the event the Lessee breaches any material term or condition contained in this Agreement.”

11.	Entitlement to Compensation

The Parties hereby agree that, with effect from (and including) 1 March 2022, clause 16.5.3 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 16.5.3:

“16.5.3	Without prejudice to the generality of the foregoing, the parties agree that:

(i)

In the event there are more than two (2) casino licences in force under the Legislation during the Exclusivity Period and/or the Proposed Legislative Provisions relating to Exclusivity Period, the Proposed Legislative Provisions relating to Gaming Area and/or the Proposed Legislative Provisions relating to Entry Levies are not enacted on or before the Relevant Date (or any step or action is taken or not taken after enactment, including amending the aforesaid Proposed Legislative Provisions in a manner, that has the effect of not conferring the intended benefits of these Proposed Legislative Provisions and/or derogating from the rights of the Lessee under the Proposed Legislative Provisions and/or under this Clause 16), the Lessor shall pay to the Lessee compensation for any losses or damages suffered by the Lessee in connection therewith.

(ii)

In the event the Proposed Legislative Provisions relating to Gaming Machines are not enacted on or before the Relevant Date (or any step or action is taken or not taken after enactment, including amending the aforesaid Proposed Legislative Provisions in a manner, that has the effect of not conferring the intended benefits of the Additional Gaming Machines and/or derogating from the rights of the Lessee under the Proposed Legislative Provisions relating to Gaming Machines and/or under this Clause 16), the Lessor agrees to pay to the Lessee an amount that takes into account: [***].

(iii)

In the event the Proposed Legislative Provisions relating to Casino Tax Rates are not enacted on or before the Relevant Date (or any step or action is taken or not taken after enactment, including amending the aforesaid Proposed Legislative Provisions in a manner, that has the effect of not conferring the intended benefits of the Casino Tax Rates and/or derogating from the rights of the Lessee under the Proposed Legislative Provisions relating to Casino Tax Rates and/or under this Clause 16), the Lessor agrees to pay to the Lessee an amount equal to the aggregate of:

[***].

(iv)

In the event the Lessee is unable to exercise the Option in accordance with Clause 16.2, and/or is not conferred the intended benefits of the Option, and/or if the Option or part thereof is rendered ineffective arising solely from the fact that any part of the Proposed Legislative Provisions relating to Gaming Area have not been enacted at the time of the exercise of the Option, the Lessor shall pay to the Lessee compensation for any losses or damages suffered by the Lessee in connection therewith.”

11A	Assignment of Lease and Sub-Letting, and Other Dealings

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 22.2 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 22.2:

“22.2

The Lessee may, with the prior written approval of the Lessor, assign, demise, sell, transfer or otherwise dispose of, part with or deal with in any other way, all of its estate interest and rights in this Agreement and the Land or any part thereof on terms and conditions to be determined by the Lessor which shall include (but not be limited to) the following conditions:

(i)	that the assignee, purchaser, transferee or person accepting the disposition shall be bound by and undertake to comply with and observe all the terms and conditions of this Agreement; and

(ii)	the payment of charges (including, but not limited to, any additional land premium) and fees as may be determined by the Lessor.”

12.	Determination of Lease

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 27.5 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 27.5:

“27.5 Neither party shall be liable for any loss or damage suffered or incurred by the other party (including liability to have the Security Deposit forfeited pursuant to Clause 5.4) arising from the first party’s delay in performing or failure to perform its obligations hereunder to the extent that such delay or failure results from any event of Force Majeure and for so long as such Force Majeure event continues to prevent the first party from performing and discharging such obligations, provided that:

(i)	the same arises without the fault or negligence of the affected party;

(ii)

the affected party notifies the other party within two (2) Business Days of becoming aware of such event of Force Majeure and the manner and extent to which its obligations are likely to be prevented or delayed; and

(iii)

in the event that any event of Force Majeure results in any delay or failure by the Lessee to Commence Construction within five (5) years from the Effective Date, pay or incur one hundred per cent (100%) of the Development Investment within nine (9) years from the Effective Date, or Complete one hundred per cent (100%) of the Proposed GFA within nine (9) years from the Effective Date, the Lessee shall renew the Banker’s

Guarantee for such extended period as shall be necessary to ensure that the Banker’s Guarantee shall be valid for a period of not less than nine (9) years and six (6) months from the Effective Date plus the period of delay caused by the event of Force Majeure. If the Lessee shall fail to renew the Banker’s Guarantee in accordance with this Clause 27.5(iii) by the date falling nine (9) years and six (6) months from the Effective Date, then the Lessor shall, notwithstanding any other provision in this Agreement, be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee and hold such monies as security for the due performance and observance by the Lessee of the terms and conditions of this Agreement SAVE THAT the Lessee shall not be required to renew the Banker’s Guarantee for so long as the Banker’s Guarantee shall remain valid for a period of not less than six months after the date falling nine (9) years from the Effective Date plus the period of delay caused by the event of Force Majeure.

Each party shall use its reasonable endeavours to minimise the duration and effects of any event of Force Majeure on the affected party.”

13.	Further Extension of Time

13.1	In the event the Lessee wishes to seek the Lessor’s approval to any further extension of time to Complete construction the Lessee shall provide to the Lessor:

13.1.1	reasons for the need for such extension of time to Complete construction; and

13.1.2	any information and documents reasonably requested by the Lessor,

to facilitate the Lessor’s review of such request for extension of time. The Lessor shall have absolute discretion whether to approve the request for extension of time or otherwise.

13.2

In the event the Lessor agrees to grant the Lessee an extension of time to Complete construction, the relevant provisions of the Principal Agreement set out under Clauses 4, 5, 6, 8, 9 and 12 of this Supplemental Agreement shall be replaced by the corresponding provisions set out in the Schedule to this Supplemental Agreement.

14.	Differential Premium

The Lessee hereby acknowledges and confirms that with the coming into force of the Land Betterment Charge Act 2021 on 1 August 2022, references to “differential premium” in the Principal Agreement shall with effect from 1 August 2022 be deemed to refer to the Land Betterment Charge instead.

15.	Notices

The Parties hereby agree that, with effect from (and including) the SA(DA2) Operative Date, clause 33 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause:

“33.1 All notices or other communication of any nature whatsoever under this Agreement shall be made by email, facsimile, letter or otherwise in writing and shall be sent to a party at the email address, facsimile number or the address of that party set out below (or at such other email address, number or address as may be notified in writing by that party to the other party from time to time):

The Lessor

SINGAPORE TOURISM BOARD

1 Orchard Spring Lane

Singapore 247729

Attention:	Ranita Sundramoorthy
Executive Director, Infrastructure Planning & Management Division
Fax:	[***]
Email Address:	[***]

The Lessee

MARINA BAY SANDS PTE. LTD.

10 Collyer Quay, #10-01

Ocean Financial Centre

Singapore 049315

Attention:	The General Counsel
Marina Bay Sands Pte. Ltd.
Fax:	+65 6688 1204
Email Address:	faris.alsagoff@marinabaysands.com

With copy to:

LAS VEGAS SANDS CORP.

3883 Howard Hughes Pkwy,

Las Vegas,

NV 89169

United States of America

Attention:         Global General Counsel

Fax: (1) 702 414 5330

Email Address: zac.hudson@sands.com

33.2	Any notice or communication shall be deemed to be received:

(i)	if sent by prepaid post, on the date of actual receipt;

(ii)	if delivered by hand, on the date of delivery;

(iii)

if sent by facsimile and a correct and complete transmission report for that transmission is obtained by the sender, upon transmission if transmission takes place on a Business Day before 4:00pm in the place to which the communication is transmitted and in any other case on the Business Day next following the day of transmission; and

(iv)

if delivered by email, at the time of transmission in legible form, provided that no notification was received by the sender that the email was undeliverable (a “Failure Notification”) and if a Failure Notification was received, the sender shall re-send a copy of the notice or communication by email and shall also send a copy of the notice or communication by another method of service set out in Clause 33.1, in which case it shall be deemed to have been received in accordance with this Clause 33.2 as it applies to that other method of service.”

16.	[***]

16A.	Changes to Annexure “E” with effect from SA(DA2) Operative Date

The Parties hereby agree that with effect from (and including) the SA(DA2) Operative Date:

16A.1

paragraph 4.19 in Part IV of Annex E1, which forms part of Annexure “E” referred to in the Principal Agreement, shall be amended by deleting it in its entirety and substituting it with the following paragraph:

“4.19	Signage

4.19.1

Building and tenant name/logo, directory and information signs can be allowed on the external facades or within the external spaces and these should be designed as an integral part of the overall architectural treatment of the IR2. All signs are to be well-designed and flush-mounted on the building facades such that all structural supports, etc., are visually screened from the top, below and on all sides. Where activity-generating uses such as shops and restaurants are provided at the 1st storey, business signs are to be integrated as part of the shopfront or features of the building envelope.

4.19.2

Display of outdoor promotional signs (including third party sponsor logos) for the sole purpose of promoting events and/or programmes held or to be held at IR1 and/or IR2 (including the Key Attractions) can be allowed along Bayfront Avenue, Bayfront Lane 2, and Sheares Avenue, subject to approval from the relevant Competent Authority. These signages can be located along the external façade of the entertainment arena and the low-rise zone and are to be proportionate to the scale of the façade. Liquid crystal/light emitting diodes display (LCD/LED) media screens if proposed, should be designed as an integral part of the overall architectural treatment of the IR2.

4.19.3

Subject to paragraphs 4.19.1 and 4.19.2, commercial, product, as well as third-party advertisement signs are strictly not allowed on the external facades or within the external spaces around buildings within Marina Bay. This includes ticker-tape or liquid crystal/ light emitting diodes display (LCD/LED) media screens.

4.19.4	Nothing in paragraph 4.19 shall be construed to permit any sponsor to promote or market their products or services.”

16A.2

Annexure “E” and the Planning Parameters referred to in the Principal Agreement shall be amended, modified or varied in the manner provided in this Supplemental Agreement and all references to Annexure E and Planning Parameters shall thenceforth refer respectively to Annexure “E” and the Planning Parameters as so amended, modified or varied.

16B.	[***]

16C.	[***]

17.	Costs Expenses and Stamp Fees

17.1

The Lessee shall forthwith pay on demand all legal and other professional and technical fees and expenses on a full indemnity basis incurred by the Lessor in connection with the preparation, finalisation and completion of this Supplemental Agreement and in respect of all matters incidental thereto or arising therefrom or in connection therewith.

17.2	The Lessee shall pay all Stamp Duty payable in respect of this Supplemental Agreement.

18.	Notices

18.1

All notices or other communication of any nature whatsoever under this Supplemental Agreement shall be made by email, facsimile, letter or otherwise in writing and shall be sent to a Party at the email address, facsimile number or the address of that Party set out below (or at such other email address, number or address as may be notified in writing by that Party to the other Party from time to time):

The Lessor

SINGAPORE TOURISM BOARD

1 Orchard Spring Lane

Singapore 247729

Attention:	Ranita Sundramoorthy
Executive Director, Infrastructure Planning & Management Division
Fax:	+65 6732 2108
Email Address:	ranita_sundramoorthy@stb.gov.sg

The Lessee

MARINA BAY SANDS PTE. LTD.

10 Collyer Quay, #10-01

Ocean Financial Centre

Singapore 049315

Attention:	The General Counsel
Marina Bay Sands Pte. Ltd.
Fax:	+65 6688 1204
Email Address:	faris.alsagoff@marinabaysands.com

With copy to:

LAS VEGAS SANDS CORP.

3883 Howard Hughes Pkwy,

Las Vegas,

NV 89169

United States of America

Attention:	Global General Counsel
Fax:	(1) 702 414 5330
Email Address:	zac.hudson@sands.com

18.2	Any notice or communication shall be deemed to be received:

18.2.1	if sent by prepaid post, on the date of actual receipt;

18.2.2	if delivered by hand, on the date of delivery;

18.2.3

if sent by facsimile and a correct and complete transmission report for that transmission is obtained by the sender, upon transmission if transmission takes place on a Business Day before 4:00pm in the place to which the communication is transmitted and in any other case on the Business Day next following the day of transmission; and

18.2.4

if delivered by email, at the time of transmission in legible form, provided that no notification was received by the sender that the email was undeliverable (a “Failure Notification”) and if a Failure Notification was received, the sender shall re-send a copy of the notice or communication by email and shall also send a copy of the notice or communication by another method of service set out in Clause 18.1, in which case it shall be deemed to have been received in accordance with this Clause 18.2 as it applies to that other method of service.

19.	Contracts (Rights of Third Parties) Act 2001

The terms and provisions of this Supplemental Agreement are intended for the benefit of the Lessor (including the Government and the Competent Authorities), the Lessee and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other person. Subject to the foregoing and save for the Government and the Competent Authorities, a person who is not a party to this Supplemental Agreement shall have no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any of its terms.

20.	Counterparts

This Supplemental Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each Party may enter into this Supplemental Agreement by signing any such counterpart and each counterpart shall be valid and effectual as if executed as an original.

21.	Governing Law and Jurisdiction

This Supplemental Agreement is governed by, and is to be construed in accordance with, the laws of Singapore. Save as expressly provided otherwise, the Parties agree to submit to the exclusive jurisdiction of the courts of Singapore.

Schedule

(referred to in Clause 13 of this Supplemental Agreement)

Where the Lessor grants its approval to an extension of time, pursuant to Clause 13 of this Supplemental Agreement, to Complete construction, the Parties hereby agree that the Principal Agreement shall be varied in the following manner:

1.	Security Deposit

Clauses 5.2 and 5.4 of the Principal Agreement shall be deleted in their entirety and substituted with the following new clauses 5.2 and 5.4:

“5.2 If the Security Deposit is provided by way of the Banker’s Guarantee, then the Banker’s Guarantee (or such consecutive renewals and/or replacements thereof) shall be valid for an aggregate period of either:

(i)	at least ten (10) years and six (6) months after the Effective Date, including the period from the date of this Agreement to the Effective Date (the “Banker’s Guarantee Period”); or

(ii)	up to at least six (6) months from such earlier date (“Earlier Date”) as proposed in writing by the Lessee and accepted in writing by the Lessor for Completion.

For purposes of this Clause 5.2(ii), in the event that the Lessee shall be unable to Complete the IR2 by such Earlier Date, then the Lessee shall at least six (6) months before the expiry of the Earlier Date, apply to the Lessor in writing for an extension of time for Completion. Immediately upon the Lessor’s acceptance of the Lessee’s request for the extension of time, the Lessee shall renew the Banker’s Guarantee for such extended period and a further period of six (6) months. If the Lessee shall fail to renew the Banker’s Guarantee on the expiry of the Earlier Date, then the Lessor shall be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee and hold such monies until the Completion of the IR2.

The Lessee shall be entitled to provide a Banker’s Guarantee that is valid for a period less than the Banker’s Guarantee Period provided that no less than six (6) months prior to the expiry of such Banker’s Guarantee, the Lessee shall provide a further or further Banker’s Guarantee(s) for the remainder of the Banker’s Guarantee Period. All expenses incurred by the Lessee in obtaining, maintaining and extending the Banker’s Guarantee shall be borne by the Lessee.”

“5.4 If the Lessee shall fail to:

(i)	make all the payments and deliver all the items required to be paid and delivered under Clause 4.2 on or before twelve (12) noon on 10 April 2019; or

(ii)	Commence Construction within five (5) years from the Effective Date; or

(iii)	pay or incur one hundred per cent (100%) of the Development Investment within ten (10) years from the Effective Date; or

(iv)	Complete construction of one hundred per cent (100%) of the Proposed GFA within ten (10) years from the Effective Date,

or such extended period as may be reasonably allowed in writing by the Lessor, the Lessor shall thereupon be entitled to forfeit the Security Deposit, if paid in cash or to demand the payment of the Security Deposit secured by the Banker’s Guarantee and thereafter the Lessor shall be free of any obligation to return the same. The exercise by the Lessor of its rights under this Clause 5.4 shall be the sole remedy available to the Lessor for failure by the Lessee to Commence Construction within five (5) years from the Effective Date, pay or incur one hundred per cent (100%) of the Development Investment within ten (10) years from the Effective Date, or Complete construction of one hundred per cent (100%) of the Proposed GFA within ten (10) years from the Effective Date, but shall be without prejudice to the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under any other provision of this Agreement (including under Clauses 12.1, 12.2 and 27). In the event the Lessor forfeits the whole or any part of the Security Deposit pursuant to this provision, there shall be no obligation on the Lessee to furnish a further amount by way of security deposit to top up the amount so forfeited.”

2.	External Auditors

Clause 6.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 6.1:

“6.1 The Lessor shall, at the cost of the Lessee, appoint the External Auditors to undertake: (i) the auditing and certification of the Completion of the Proposed GFA; and (ii) the auditing and certification of the expenditure by the Lessee towards the Development Investment, such auditing to be conducted upon Completion of the Proposed GFA or ten (10) years from the Effective Date, whichever is earlier.”

3.	Development Investment

Clauses 7.1 and 7.2 of the Principal Agreement shall be deleted in their entirety and substituted with the following new clauses 7.1 and 7.2:

“7.1 Subject to Clause 10.1, the Development Investment shall be of a total sum of not less than Singapore Dollars Three billion and sixty-two million (S$3,062,000,000.00), which amount shall be expended towards the Completion of the IR2, in respect of, inter alia, the following:

(i)	the areas and facilities dedicated to MICE, a total sum of not less than Singapore Dollars Two hundred and twenty million (S$220,000,000.00);

(ii)	the area dedicated to the rooftop attraction, a total sum of not less than Singapore Dollars One hundred and ninety-six million (S$196,000,000.00); and

(iii)

the area dedicated to the arena (such arena as referred to in the Accepted Proposal and sub-paragraph (iii) of the definition of Key Attractions), a total sum of not less than Singapore Dollars Eight hundred and eighty million (S$880,000,000.00).

PROVIDED ALWAYS that any reduction of any of the amounts as set out in this Clause 7.1 shall, save as specifically set out below, require the prior written approval of the Lessor and shall be as a result of amendment, modification or variation to the Accepted Proposal as approved in writing by the Lessor:

(a)	If such reduction is not more than 10%, the Lessee shall reinvest the reduction in the IR1 Key Attractions and/or the Key Attractions, subject only to the approval of the Lessor as to the selection of such IR1 Key Attractions and/or the Key Attractions and the timing of the reinvestment (such approval not to be unreasonably withheld, delayed or conditioned), and the reduction shall in any event be paid or incurred within eleven (11) years from the Effective Date. The parties also agree to negotiate in good faith a reasonable reduction in the value of the Banker’s Guarantee to be held for the period of the reinvestment.

(b)

If such reduction is more than 10%, and without prejudice to the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under any other provision of this Agreement (including under Clauses 5.4, 12.1, 12.2 and 27), the Lessee may discuss with the Lessor to consider what step or action the Lessee may take, including any reinvestment of such reduction in IR1 Key Attractions and/or the Key Attractions, and the timing for such reinvestment.

7.2 The Lessee shall pay or incur one hundred per cent (100%) of the Development Investment within ten (10) years from the Effective Date, or such other time as may be allowed by the Lessor pursuant to Provisos 7.1(a) and 7.1(b).”

4.	Construction

Clauses 12.2 and 12.7 of the Principal Agreement shall be deleted in their entirety and substituted with the following new clauses 12.2 and 12.7:

“12.2

Without prejudice to or derogation from Clause 5.4, if the Lessee does not Complete the IR2 with one hundred per cent (100%) of the Proposed GFA being built, and procure the issue of TOP by the Competent Authority for the whole of the IR2, in each case within ten (10) years from the Effective Date or such extended period as may be reasonably allowed in writing by the Lessor and in accordance with Clause 12.1, the Lessor shall thereupon be entitled (but not be obliged) to:

(i)

set a new date for the Lessee to Complete the IR2 with one hundred per cent (100%) of the Proposed GFA being built and for the Lessee to procure the issue of TOP by the Competent Authority for the whole of the IR2 (the “Extended Completion Date”), in each case in accordance with Clause 12.1 (and provided that such date shall be reasonable having regard to the then-prevailing circumstances); and

(ii)

if, and only if, the Lessor sets the Extended Completion Date, deem the Lessee’s failure to Complete the IR2 with one hundred per cent (100%) of the Proposed GFA being built and procure the issue of TOP by the Competent Authority for the whole of the IR2 by the Extended Completion Date as an Event of Default.”

“12.7	The Lessor hereby agrees that:

(i)

the Lessee’s failure to Commence Construction within five (5) years from the Effective Date, pay or incur one hundred per cent (100%) of the Development Investment within ten (10) years from the Effective Date, or Complete construction of one hundred per cent (100%) of the Proposed GFA within ten (10) years from the Effective Date shall not be an Event of Default under Clause 27.1 but save as specifically provided in this Clause 12.7(i), nothing herein shall prejudice:

(a)	the exercise by the Lessor of its rights under Clause 5.4; and

(b)

the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under the provisions of this Agreement (including under Clauses 12.1, 12.2 and 27); and

(ii)	the Lessee shall not be deemed to have failed to Complete one hundred per cent (100%) of the Proposed GFA or to have failed to Complete the IR2 by virtue only of:

(a)	a tenant having vacated any premises located in that part of the IR2 comprising the retail areas;

(b)	a tenant not having completed its fitting out; or

(c)	the Lessee not having obtained a tenant for any premises located in that part of the IR2 comprising the retail areas,

provided that the TOP has been obtained for premises located in that part of the IR2 comprising the retail areas within ten (10) years from the Effective Date; and

(iii)

the Lessee is not obliged to open all parts of the IR2 on the same day. The Lessee may open such parts of the IR2 as and when they are ready for opening. Nothing herein shall relieve the Lessee from its obligations under Clause 12.1 and/or Clause 12.2.”

5.	Connection(s) (Including Associated Circulation Spaces) in Parcels AR1, AR2 and AR3

Clause 13C.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 13C.1:

“13C.1 The Lessee shall at its own cost and expense as provided in Clause 13 construct and complete on and within Parcels AR1, AR2 and AR3 the connection(s) (including the associated circulation spaces) to the Land in accordance with the Planning Parameters within ten (10) years from the Effective Date or such extended period as may be reasonably allowed in writing by the Lessor. Upon completion of the connection(s) (including the associated circulation spaces) to the Land, the Lessee shall at its own cost and expense, operate, maintain and keep in good repair and condition the connection(s) (including the associated circulation spaces).”

6.	Determination of Lease

Clause 27.5 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 27.5:

“27.5 Neither party shall be liable for any loss or damage suffered or incurred by the other party (including liability to have the Security Deposit forfeited pursuant to Clause 5.4) arising from the first party’s delay in performing or failure to perform its obligations hereunder to the extent that such delay or failure results from any event of Force Majeure and for so long as such Force Majeure event continues to prevent the first party from performing and discharging such obligations, provided that:

(i)	the same arises without the fault or negligence of the affected party;

(ii)

the affected party notifies the other party within two (2) Business Days of becoming aware of such event of Force Majeure and the manner and extent to which its obligations are likely to be prevented or delayed; and

(iii)

in the event that any event of Force Majeure results in any delay or failure by the Lessee to Commence Construction within five (5) years from the Effective Date, pay or incur one hundred per cent (100%) of the Development Investment within ten (10) years from the Effective Date, or Complete one hundred per cent (100%) of the Proposed GFA within ten (10) years from the Effective Date, the Lessee shall renew the Banker’s Guarantee for such extended period as shall be necessary to ensure that the Banker’s Guarantee shall be valid for a period of not less than ten (10) years and six (6) months from the Effective Date plus the period of delay caused by the event of Force Majeure. If the Lessee shall fail to renew the Banker’s Guarantee in accordance with this Clause 27.5(iii) by the date falling ten (10) years and six (6) months from the Effective Date, then the Lessor shall, notwithstanding any other provision in this Agreement, be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee and hold such monies as security for the due performance and observance by the Lessee of the terms and conditions of this Agreement SAVE THAT the Lessee shall not be required to renew the Banker’s Guarantee for so long as the Banker’s Guarantee shall remain valid for a period of not less than six months after the date falling ten (10) years from the Effective Date plus the period of delay caused by the event of Force Majeure.

Each party shall use its reasonable endeavours to minimise the duration and effects of any event of Force Majeure on the affected party.”

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first abovewritten.

The Lessor

SIGNED by KEITH TAN	)
for and on behalf of	)
SINGAPORE TOURISM BOARD	)	/S/ KEITH TAN

in the presence of:

/S/ JEANNIE LIM

Witness’ signature

Name: Jeannie Lim

Designation: Assistant Chief Executive (Policy & Planning)

Signature Page to the Supplemental Agreement

The Lessee

SIGNED by FARIS ALSAGOFF	)
for and on behalf of	)
MARINA BAY SANDS PTE. LTD.	)	/S/ FARIS ALSAGOFF
in the presence of:

/S/ BENJAMIN GAW YING CHARN

Witness’ signature

Name: Benjamin Gaw Ying Charn

Designation: Lawyer

Signature Page to the Supplemental Agreement